TRI-PARTY AGREEMENT:

CONSENT TO TRANSFER OF CONTROL OF MORTGAGOR

AND ACKNOWLEDGEMENT OF PLEDGE AGREEMENT

THIS TRI-PARTY AGREEMENT: CONSENT TO TRANSFER OF CONTROL OF MORTGAGOR AND ACKNOWLEDGEMENT OF PLEDGE AGREEMENT is made this 6th day of April, 2012, by and among ELKHORN GOLDFIELDS, LLC, a Delaware limited liability company (“EGL”), Eastern Resources, Inc., a Delaware corporation, a publicly traded corporation (“ESRI”) and GORDON SNYDER, as Administrative Agent on behalf of the noteholders under the terms of certain Loan Agreements in which EGL is the Borrower (“Administrative Agent”).

WHEREAS, EGL has executed and delivered certain promissory notes on various dates and in various amounts (the “Notes”) evidencing the obligations of EGL to pay certain sums with interest to the holders thereof. The Notes are secured in part by two (2) instruments, (i) Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing executed and delivered by Elkhorn Goldfields, Inc., a Montana corporation (“EGI”), in favor of Administrative Agent for the benefit of the noteholders, recorded on May 29, 2009 in the official records of Jefferson County, Montana as documents numbered 233612 (mortgage) and 233614 (First Priority UCC filing) (the “Elkhorn Mine Mortgage,”) and (ii) Mortgage, Security Agreement, Assignment of Leases and Rents, and Fixture Filing in favor of Administrative Agent executed and delivered by Montana Tunnels Mining, Inc., a Delaware corporation (“MTMI”), as mortgagor for the benefit of the noteholders, recorded on May 29, 2009 in the official records of Jefferson County, Montana as documents numbered 236384 (mortgage) and 236385 (UCC filing) (the “Montana Tunnels Mortgages,” together with the Elkhorn Mine Mortgages, the “Mortgages”). The Mortgages and their associated fixture filings constitute first liens on the mining properties located in Jefferson County, Montana, commonly known as “The Elkhorn Mine” and “The Montana Tunnels Mine” (together, the “Property”); and

WHEREAS, among the covenants of EGL, EGI and MTMI and in the Mortgages is a restriction on sale or transfer of the Property without the prior written consent of Administrative Agent, including in the definition of sale or transfer a change in the ownership and control of Mortgagor; and

WHEREAS, EGL has requested that Administrative Agent consent to the transfer of all of EGL’s interest in 100% of the total outstanding shares of EGI and MTMI to ESRI, thereby transferring ownership and control of Mortgagor from EGL to ESRI; and

WHEREAS, Administrative Agent has agreed to consent to the transfer of ownership and control of EGI and MTMI from EGL to ESRI, provided that ESRI acknowledge and agree to cause Mortgagor to perform and keep all the covenants and obligations of EGI and MTMI as set forth in the Mortgages;

WHEREAS, the Notes are also secured in part by that certain Pledge Agreement dated as of even date herein (“Pledge Agreement”), given by EGL to Administrative Agent, acting on behalf of the holders of the Notes, by which EGL agrees to pledge to Administrative Agent 10,000,000 shares of Series A Preferred shares of ESRI (“Preferred Shares”) issued to EGL; and

WHEREAS, EGL has requested that ESRI consent to the pledge of all of EGL’s interest in the Preferred Shares to Administrative Agent, to secure the obligations of EGL to Administrative Agent; and

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties by their undersigned signatures, the parties agree to the following terms and conditions:

1.          EGL and ESRI acknowledge for the benefit of Administrative Agent that they are familiar with the covenants and obligations of EGI and MTMI as set forth in the Mortgages and that EGL has disclosed to ESRI all material information known to EGL to enable ESRI to make an informed decision to acquire ownership and control of EGI and MTMI.

2.          Neither EGL nor ESRI has and each hereby expressly disclaims on behalf of EGI and MTMI (a) any defense which EGI and/or MTMI may have or claim to have which would or might in any way excuse EGI and/or MTMI from performance of all obligations of the Mortgages, and (b) any default or claim of default under the Mortgages which EGI and/or MTMI may have or claim against Administrative Agent.

3.          ESRI agrees to cause Mortgagor to perform and observe the covenants and obligations of Mortgagor as set forth in the Mortgages.

4.          EGL and Administrative Agent acknowledge for the benefit of ESRI that EGL has certain obligations to Administrative Agent and has agreed to pledge all of EGL’s interest in the Preferred Shares as security for its obligations to Administrative Agent, as is more fully set forth in the Pledge Agreement.

5.          ESRI acknowledges and agrees that ESRI will, upon notice from Administrative Agent of the default of EGL under the Pledge Agreement, treat Administrative Agent as the owner and holder of the Preferred Shares, including without limitation the right to tender the Preferred Shares to ESRI for redemption as provided in Section 5 (A) and (B) of the terms and conditions of the Preferred Shares Certificate of Designation.

6.          Each of EGL and ESRI hereby waive, discharge, and release Administrative Agent from and against any and all claims which may have arisen or which may hereafter arise on account of any actions or failures to act by Administrative Agent under or with respect to the Mortgages prior to the date of this Agreement.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original. Said counterparts shall constitute one and the same agreement and shall be binding upon each of the undersigned as though all had signed one agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered and authorized as of the date first written above.

Executed and delivered by each of the undersigned as of the date first above written.

“EGL”:

Elkhorn Goldfields, LLC,

a Delaware limited liability company

By:	/s/ Robert Trenaman
Robert Trenaman
Its: President

“ESRI”:

Eastern Resources, Inc., a Delaware corporation

By:	/s/ Thomas H. Hanna, Jr.
Name:	Thomas H. Hanna, Jr.
Title:	President

“ADMINISTRATIVE AGENT”:

/s/ Gordon Snyder
Gordon Snyder